SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549







                                    FORM 8-K







                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934







        Date of Report: (Date of earliest event reported) April 15, 1996







                              CORNING INCORPORATED

             (Exact name of registrant as specified in its charter)







New York                                1-3247         16-0393470

(State or other jurisdiction            (Commission    (I.R.S. Employer

of incorporation)                       File Number)    Identification No.)







One Riverfront Plaza, Corning, New York                          14831

(Address of principal executive offices)                         (Zip Code)





(607) 974-9000

(Registrant's telephone number, including area code)







N/A

(Former name or former address, if changed since last report)

Item 5.   Other Events.



Attached for filing as an exhibit hereto is the item listed in "Item 7 --

Financial Statements,

Pro Forma Financial Information and Exhibits" below.  Such item is being filed in connection with the offering by Corning Incorporated of $500,000,000 aggregate principal amount of its Medium-Term Notes due from 9 months to 30 years from Date of Issue.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.





Exhibits:



The Registrant's press release of April 15, 1996.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                                       CORNING INCORPORATED

                                                       Registrant







Date:  April 15, 1996                        By   /s/   M. ANN GOSNELL

                                                        M. Ann Gosnell

                                                         Assistant Secretary

                                                         Kathryn C. Littleton

                                                               (607) 974-8206

                                                              Paul A. Rogoski

                                                               (607) 974-8832



IMMEDIATE RELEASE

     April 15, 1996



               CORNING INCORPORATED REPORTS FIRST QUARTER RESULTS



     CORNING, N.Y., April 15 - Corning Incorporated (NYSE:GLW) said today that its first quarter net income totaled $71.8 million, or $0.31 per share.

This compares with adjusted first quarter 1995 earnings of $82.9 million or

$0.36 per share.  Adjustments to the 1995 results include the previously announced change to Corning's accounting calendar, effective January 1, 1996,

and the elimination of equity earnings from Dow Corning Corporation following its Chapter 11 filing in the second quarter of 1995.  Reported earnings for the first quarter of 1995 were $79.4 million, or $0.35 per share.

     The trend in first quarter net income was similar to the fourth quarter of 1995.  Strong growth in the Opto-electronics businesses and Corning

Pharmaceutical Services was more than offset by lower earnings at Corning

Clinical Laboratories.

     First quarter sales totaled $1.35 billion, an increase of 6 percent over adjusted 1995 levels.

     Equity earnings declined from adjusted 1995 levels primarily due to scheduled glass furnace repairs at Samsung Corning Corporation.

     Board Chairman James R. Houghton said, "In spite of the earnings decline, our first quarter was quite encouraging.  As we look ahead, we expect continued strength in our growth businesses as well as improving earnings comparisons at Corning Clinical Laboratories."

     Corning Incorporated is a Fortune 500 company whose businesses are at the leading edge of the technologies that comprise three of the fastest growing segments of the global economy -- Communications, Environment and

Life Sciences.  Its 1995 sales totaled $5.3 billion.





Investor Relations Contact:                 Richard B. Klein (607) 974-8313

                                            Katherine M. Dietz (607) 974-8217

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per-share amounts)





                               Quarter Ended        Twelve Weeks Ended

                               March 31, 1996         March 26, 1995

                                 -------------         -------------

                                            (Unaudited)



REVENUES

 Net sales                        $1,352.6               $1,116.1

 Royalty, interest and

  dividend income                      8.8                   6.9

                                  --------------------  --------------

                                   1,361.4               1,123.0



DEDUCTIONS

 Cost of sales                       873.2                 713.6

 Selling, general and administrative

   expenses                          283.3                 221.5

 Research and development expenses    46.1                  38.6

 Interest expense                     29.8                  26.0

 Other, net                            8.1                  15.4

                                    -------                ------



Income before taxes on income        120.9                 107.9

Income tax expense                    44.8                  39.9

                                    -------                ------



Income before minority interest

 and equity earnings                  76.1                  68.0

Minority interest in earnings of

  subsidiaries                       (12.5)                (11.3)

Dividends on convertible preferred

 securities of subsidiary             (3.4)                 (3.2)

Equity in earnings of associated companies:

 Other than Dow Corning Corporation   11.6                   8.4

 Dow Corning Corporation                                    17.5

                                    -------                ------



NET INCOME                        $   71.8               $  79.4

                                    =======                ======



EARNINGS PER COMMON SHARE:

NET INCOME                        $   0.31               $   0.35

                                    ========               ======



DIVIDENDS DECLARED                $   0.18               $   0.18

                                    ========               ======



WEIGHTED AVERAGE SHARES OUTSTANDING  227.2                 225.4

                                     ======               =========



The accompanying notes are an integral part of these statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)



                               March 31, 1996 Dec. 31, 1995

                                 -------------  ------------

                                (Unaudited)



        ASSETS



CURRENT ASSETS

  Cash and short-term investments   $ 164.3        $ 214.9

  Receivables, net                    971.4          932.4

  Inventories                         515.0          467.8

  Deferred taxes on income and

     other current assets             216.1          219.2

                                     ------         ------

  Total current assets              1,866.8        1,834.3



INVESTMENTS                           349.2          376.1



PLANT AND EQUIPMENT,  NET           2,115.7        2,031.6



GOODWILL AND OTHER INTANGIBLE

  ASSETS, NET                       1,420.9        1,416.1



OTHER ASSETS                          304.5          329.0

                                     ------         ------

                                    $6,057.1       $5,987.1

                                     =======        =======



LIABILITIES AND STOCKHOLDERS' EQUITY



CURRENT LIABILITIES

  Loans payable                     $ 271.3        $ 146.0

  Accounts payable                    189.4          255.2

  Other accrued liabilities           725.2          763.9

                                     ------         -------

  Total current liabilities         1,185.9        1,165.1



OTHER LIABILITIES                     671.7          664.9

LOANS PAYABLE BEYOND ONE YEAR       1,385.8        1,393.0

MINORITY INTEREST IN SUBSIDIARY

  COMPANIES                           290.9          272.5

CONVERTIBLE PREFERRED SECURITIES

  OF SUBSIDIARY                       364.8          364.7

CONVERTIBLE PREFERRED STOCK            23.6           23.9

COMMON STOCKHOLDERS' EQUITY         2,134.4        2,103.0

                                     ------         ------

                                    $6,057.1       $5,987.1

                                     =======        =======



The accompanying notes are an integral part of these statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

QUARTER 1, 1996



(1)  Effective January 1, 1996 Corning made several changes to its accounting calendar to make Corning's results more comparable with other companies and to enable Corning to report results of certain subsidiaries on a more current basis.



        First, Corning adopted an annual reporting calendar.  Previous years operated on a fiscal year ending on the Sunday nearest December 31.

        As a result, Corning's 1996 quarters will include results for three calendar months while Corning's quarters previously included results for 12 weeks (16 weeks in the third quarter).



        Second, Corning's 1996 quarters will include three months of operations for all significant subsidiaries and affiliates.

        Previously, certain subsidiaries reported two months of results in the first quarter and four months of results in the third quarter.



        Third, Corning Life Sciences, Inc. and certain other consolidated subsidiaries that previously reported on a fiscal year ending

        November 30 adopted a calendar year end.  The December 1995 results of these subsidiaries were recorded in retained earnings during the first quarter of 1996.



     First quarter 1995 financial statements were not restated.  The following table presents unaudited pro forma results for the first quarter 1995 as if this change had occurred at the beginning of 1995 (in millions):



                                   Total   Excluding Dow

                                  CompanyCorning Corporation

                                    ------ ------------------



        Sales                     $1,279.0    $1,279.0

        Net Income                $100.4      $ 82.9

        Net Income Per Common

         Share                     $ 0.44      $ 0.36



(2)  Earnings per common share are computed by dividing net income less dividends on Series B convertible preferred stock by the weighted average number of common shares outstanding during the period.  The weighted average shares outstanding for the first quarter were 227.2 million and 225.4 million for 1996 and 1995, respectively.  Preferred dividends of $0.5 million were declared in the first quarters of 1996 and 1995.



(3)  Depreciation and amortization charged to operations during the first quarters of 1996 and 1995 totaled $109.1 million and $88.1 million,

     respectively.





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